HSBC Building, 800 - 885 West Georgia St., Vancouver BC  V6C 3H1  Canada  Tel.:
                      (604) 687-5700  Fax:  (604) 687-6314
Associated with:  Eiko Sogo Law Office, Attorneys & Counsellors at Law, Osaka,
    Japan.  Some lawyers at Clark, Wilson practice through law corporations.

                                      Reply  Attention  of:     DAVID  J.  COWAN
                                      Direct  Telephone:     (604)  643-3178
                                      EMail  Address:     DJC@CWILSON.COM
                                      Website  Address:     WWW.CWILSON.COM
                                   Our  File  No.:     22481-1  /  D/LMC/74206.1
March  14,  2000

Board  of  Directors
efinancial  depot.com,  Inc.
1005  -  750  West  Pender  Street
Vancouver,  BC  V6C  2T8

ATTENTION:  JOHN  HUGUET

Dear  Sirs:

          We are counsel to efinancial depot.com, Inc. (the "Company"), a Delaware corporation, and have assisted in the preparation of the Registration Statement of the Company on Form S-8 (the "Registration Statement") covering 3,500,000 common shares (the "Shares") in the capital of the Company granted or issuable pursuant to the Company's 1999 Stock Option Plan dated October 31, 1999 (the "1999 Plan).
          We have examined originals or copies, certified or otherwise identified to our satisfaction of the resolutions of the directors of the Company with respect to the matters herein. We have also examined such statutes and public and corporate records of the Company, and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinion expressed herein. We have, for the purposes of this opinion, assumed the genuineness of all signatures examined by us, the authenticity of all documents and records submitted to us as originals and the conformity to all original documents of all documents submitted to us as certified, photostatic or facsimile copies.
          Based upon and subject to the foregoing, and subject also to the qualifications hereinafter expressed, we are of the opinion that each Share to be issued and sold by the Company pursuant to the Registration Statement will be, when sold and paid for pursuant to the terms of the 1999 Plan, validly issued, fully paid and non-assessable.
          This opinion is being furnished solely in connection with the filing of the Registration Statement with the Securities and Exchange Commission, and we hereby consent to the use of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the
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Registration  Statement  under  the  provisions  of  the Securities Act 1933, as amended. This opinion may not be relied upon, used by or distributed to any person or entity for any other purpose without our prior written consent.

Yours  truly,

CLARK,  WILSON
/s/ Clark, Wilson